EXHIBIT 4.1 - FORM OF SUBSCRIPTION WARRANT

                              SMART & FINAL INC.
                   SUBSCRIPTION WARRANT FOR RIGHTS OFFERING
                    FOR HOLDERS OF RECORD ON ________, 1999

---------------------------------              ----------------------------
SUBSCRIPTION WARRANT NUMBER                           CUSIP NUMBER

---------------------------------  -------------------   ------------------
SHARES ELIGIBLE TO SUBSCRIBE            RIGHTS           RECORD DATE SHARES

          Smart & Final Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's common stock (the "Common Stock"), as of the close of business on ________, 1999 (the "Record Date") to receive one transferable right (each, a "Right") for each share of Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Common Stock for every ___________ Rights (the "Basic Subscription Privilege") at a subscription price of $ __________ per share. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege (the "Excess Shares"), any holder purchasing all of the shares of Common Stock available to that holder may purchase an additional number of the Excess Shares, if so specified in the subscription documents, subject to proration. No fractional shares or cash in lieu thereof will be issued or paid. Set forth above is the number of shares of Common Stock held by such holder, and the number of whole shares to which each holder is entitled to subscribe pursuant to the Basic Subscription Privilege (rounded down, if applicable, to the nearest whole share).

          For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated ___________, 1999 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from ChaseMellon Shareholder Services, L.L.C. (toll free (800) 414-2879).

          This Subscription Warrant (or a Notice of Guaranteed Delivery) must be received by ChaseMellon Shareholder Services, L.L.C. together with payment in full of the subscription price by 5:00 p.m. New York City time, on __________, 1999 (unless extended in the sole discretion of the Company) (as it may be extended, the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable.

          The Rights represented by this Subscription Warrant may be exercised by duly completing Form 1; may be transferred, assigned, exercised or sold through a bank or broker by duly completing Form 2; and may be sold through ChaseMellon Shareholder Services, L.L.C. by duly completing Form 3. Rights holders are advised to review the Prospectus and instructions, copies of which are available from ChaseMellon Shareholder Services, L.L.C., before exercising or selling their Rights.

SUBSCRIPTION PRICE:  $ _________ PER SHARE

          The registered owner whose name is inscribed hereon, or its assigns, is entitled to subscribe for shares of Common Stock of the Company upon the terms and subject to the conditions set forth in the Prospectus and the instructions relating to the use hereof.

          The Subscription Warrant is transferable, and may be combined or divided at the office of ChaseMellon Shareholder Services, L.L.C. If the number of transferred Rights would otherwise allow the purchase of a fractional share, the number of shares which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares) that may be purchased with that number of Rights.

          Rights holders should be aware that if they choose to exercise or transfer only part of their Rights, they may not receive a new Subscription Warrant in sufficient time to exercise the remaining Rights evidenced thereby.

                  FORM 1 (on reverse of Subscription Warrant)

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a) Number of whole shares subscribed for pursuant to the Basic Subscription Privilege ____ X $_____ = $_____ payment. (_______ Rights needed to subscribe for one share.)

(b) Number of whole shares subscribed for pursuant to the Oversubscription Privilege ____ X $_____ = $_____ payment.

(c) Total Subscription (sum of payment amounts on lines (a) and (b)) = $________ payment.*

METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

     [_] Check, bank draft, or U.S. postal money order payable to "ChaseMellon Shareholder Services, L.L.C., as Subscription Agent" or

     [_] Wire transfer directed to The Chase Manhattan Bank, New York, NY, ABA No. 021000021-Attention: ChaseMellon Shareholder Services Reorg.
Account ___________________-(Smart & Final).

(d) If the Rights being exercised pursuant to the Basic Subscription Privilege do not constitute all of the Rights represented by the Subscription Warrants (check only one):

     [_] Deliver to the undersigned a new Subscription Warrant evidencing the remaining Rights to which the undersigned is entitled.

     [_] Deliver a new Subscription Warrant in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).

     [_] Sell the remaining unexercised Rights in accordance with the undersigned's Form 3 instructions.

     [_]  Do not deliver any new Subscription Warrants to me.

(e) [_] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

       Name(s) of Registered Holder(s) ___________________________________
       Window Ticket Number (if any) ___________________________________
       Date of Execution of Notice of Guaranteed Delivery ___________________ Name of Institution Which Guaranteed Delivery ______________________

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Warrant shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds in aggregate Subscription Price for all shares represented by this Subscription Warrant (the "Subscription Excess"), the Rights holder exercising this Subscription Warrant shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature __________________  Telephone No.  (___)________________

                  FORM 2 (on reverse of Subscription Warrant)

TO TRANSFER YOUR SUBSCRIPTION WARRANT OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received, Rights represented by this Subscription Warrant are hereby assigned to (please print in full name and address and Taxpayer Identification Number or Social Security Number of transferee):

Name: ______________________________________________________________

Address: ____________________________________________________________

___________________________________________________________________
Signature(s) of Transferee(s)

Signatures Guaranteed by: _____________________________________________

Proceeds from the sale of Rights may be subject to withholding of U.S. taxes unless the Seller's certified U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.

                  FORM 3 (on reverse of Subscription Warrant)

TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION AGENT:

The undersigned hereby authorizes the Subscription Agent to sell _______________ Rights represented by this Subscription Warrant but not exercised hereby and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, less any applicable brokerage commissions, taxes or other direct expenses of sale. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers for the Rights.

______________________________________________________________
Subscriber's Signature

In order to sell Rights through the Subscription Agent, you must complete and sign the substitute Form W-9 as provided in Section 8 of the instructions.

                  FORM 4 (on reverse of Subscription Warrant)

DELIVERY INSTRUCTIONS: Address for mailing of stock or new Subscription Warrant or any cash payment in accordance with the Prospectus, if different from the address shown on the face of this Subscription Warrant:

Name: ______________________________________________________________

Address: ______________________________________________________________